Exhibit 99.1

Media Relations:	Investor Relations:
Constance Griffiths	Mitch Haws
(949) 231-4207	(949) 231-3223

Skyworks Completes Acquisition of the Infrastructure & Automotive
Business of Silicon Labs

IRVINE, Calif., July 26, 2021 – Skyworks Solutions, Inc. (Nasdaq: SWKS), an innovator of high-performance analog semiconductors connecting people, places and things, today announced that it has completed its acquisition of the Infrastructure & Automotive business of Silicon Laboratories Inc. (Nasdaq: SLAB) in an all-cash asset transaction valued at $2.75 billion.

“On behalf of the entire Skyworks organization, I want to welcome the Infrastructure & Automotive team,” said Liam K. Griffin, chairman, chief executive officer and president of Skyworks. “In addition to a strong legacy of innovation and execution, the I&A business brings a highly diversified customer base that will enable our continued expansion into strategic end markets. Together, we will accelerate profitable growth in key industry segments, including electric and hybrid vehicles, industrial and motor control, power supply, 5G wireless infrastructure, optical data communications and data center.”

About Skyworks

Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the aerospace, automotive, broadband, cellular infrastructure, connected home, entertainment and gaming, industrial, medical, military, smartphone, tablet and wearable markets.

Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® and Nasdaq-100® market indices (Nasdaq: SWKS). For more information, please visit Skyworks’ website at: www.skyworksinc.com.

Safe Harbor Statement

Any forward-looking statements contained in this press release are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, information regarding the expected operational benefits, business prospects and financial impacts related to Skyworks’ acquisition of the Infrastructure & Automotive business from Silicon Labs. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will” or “continue,” and similar expressions and variations or negatives of these words. Actual events and/or results may differ materially and adversely from such forward-looking statements as a result of certain risks and uncertainties including, but not limited to, the outcome of any legal proceedings that could be instituted against Skyworks or its board of directors related to the transaction; the ability of Skyworks to successfully integrate the assets acquired and employees transferred pursuant to the transaction; the risk that Skyworks may not realize the anticipated benefits from the transaction; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; the cyclical nature of the semiconductor industry; risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; Skyworks’ ability to obtain design wins from customers; technological and product development risks; enforcement and protection of intellectual property rights and related risks; risks related to the security of our information systems and secured networks; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy, customer demand for products, the financial markets or the effects of exchange rate fluctuations; risks of changes in U.S. or international tax rates or legislation; the effects of the global COVID-19 pandemic; the effects of local and national economic, credit and capital market conditions on the economy in general; and other risks and uncertainties described herein, as well as those risks and uncertainties identified in the “Risk Factors” section of Skyworks’ most recent Annual Report on Form 10-K (and/or Quarterly Report on Form 10-Q) as filed with the Securities and Exchange Commission (“SEC”). Copies of Skyworks’ SEC filings can be obtained, free of charge, on Skyworks’ website (www.skyworksinc.com) or at the SEC’s website (www.sec.gov). Any forward-looking statements contained in this press release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc., or its subsidiaries in the United States and other countries. Third-party brands and names are for identification purposes only and are the property of their respective owners.

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